Exhibit 5.1

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
www.dlapiper.com
T 212.335.4500
F 212.335.4501

July 14, 2016

Kadmon Holdings, Inc.

450 East 29th Street

New York, New York 10016

Re: Registration Statement on Form S-1 (Registration No. 333-211949)

Ladies and Gentlemen:

We have acted as counsel to Kadmon Holdings, Inc., a Delaware corporation (the “Corporation”) to be formed upon the statutory conversion of Kadmon Holdings, LLC (the “Company”) from a Delaware limited liability company into a Delaware corporation (the “Conversion”), in connection with the filing of the referenced Registration Statement (as amended and supplemented from time to time, the “Registration Statement”) initially filed publicly on  June 10, 2016 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to (i) the proposed offer and sale by the Corporation, following the Conversion, of up to 7,187,500 shares of the Corporation’s common stock, par value $0.001 per share (“Common Stock”) (the “Primary Shares”); and (ii) the resale from time to time, following the Conversion, the consummation of the Corporation’s initial public offering and the consummation of the transactions contemplated by that certain Exchange Agreement dated as of June 8, 2016 by and among the Company, Kadmon Pharmaceuticals, LLC and the Investors named therein (the “Exchange Agreement”), of up to 1,562,500 shares of Common Stock to be sold by the selling stockholders (the “Selling Stockholders”) of the Corporation named in the Registration Statement (the “Secondary Shares”) pursuant to the resale prospectus contained in the Registration Statement. We understand that the Primary Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) certain resolutions of the board of managers of the Company; (c) the form of certificate of incorporation of the Corporation (in the form filed as Exhibit 3.1 to the Registration Statement), the form of bylaws of the Corporation (in the form filed as Exhibit 3.2 of the Registration Statement), the form of Underwriting Agreement (in the form filed as Exhibit 1.1 of the Registration Statement) and the form of plan of conversion (in the form filed as Exhibit 2.1 of the Registration Statement), each to be implemented in connection with the Conversion; (d) the Exchange Agreement; and (d) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware Limited Liability Company Act, the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion other than as to the federal laws of the United States of America, the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Based upon and subject to the foregoing, we are of the opinion that, (i) upon the effectiveness of the Conversion, the Primary Shares will be duly authorized for issuance and, when the Primary Shares are issued, sold and delivered in accordance with the terms and conditions of the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable; and (ii) upon the effectiveness of the Conversion and consummation of the Company’s initial public offering, the Secondary Shares will have been validly issued and will be fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)